EXHIBIT 23.1



Consent of Independent Certified Public Accountants


Sherwood Brands, Inc.

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 29, 2000, relating to the consolidated financial statements of Sherwood Brands, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-KSB for the year ended July 31, 2000.



                                                 BDO Seidman, LLP


Washington, D.C.
February 28, 2001